                                                                    Exhibit 4.13

                            STOCK PURCHASE AGREEMENT

          Stock Purchase Agreement, dated as of June 21, 2002 (this "Agreement"), by and among Robert A. Uhlenhop ("Uhlenhop"), the Robert A. Uhlenhop 1998 Irrevocable Trust Dated 1/27/98 (the "Trust" and, together with Uhlenhop, the "Sellers"), and Von Hoffmann Holdings Inc., a Delaware corporation formerly named "Von Hoffmann Corporation" (in its capacity as issuer of the Shares (defined below), the "Company" and, in its capacity as the purchaser of the Shares from the Sellers, "Purchaser").

          WHEREAS, each Seller is the owner, beneficially and of record, of the aggregate amount of shares (the "Shares") of common stock, par value $0.01 per share, of the Company set forth opposite its name on EXHIBIT A hereto; and

          WHEREAS, each Seller wishes to sell and transfer to Purchaser, and Purchaser wishes to purchase and receive from each Seller, each Seller's Shares for the consideration and upon the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement and other valuable consideration, the receipt of which hereby is acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

          Section 1.01. SALE OF SHARES. Upon the terms and subject to the satisfaction or waiver by the proper waiving party of the conditions set forth herein, at the Closing (as hereinafter defined), each Seller shall sell to Purchaser, and Purchaser shall purchase from each Seller, each Seller's Shares, free and clear of all liens, personal or otherwise, pledges and encumbrances consented to or created by such Seller of every kind, character, and description whatsoever other than under the Pledge and Security Agreement (as defined in Section 5.03 below), which agreement shall terminate effective as of the closing pursuant to Section 5.03 below.

          Section 1.02. CLOSING. Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall be consummated at a closing to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153, at 10:00 a.m., New York City time, on the 21st day of June 2002, or at such other place, time and date as the parties hereto shall mutually agree upon. The date and event of the sale and purchase are, respectively, hereinafter referred to as the "Closing Date" and the "Closing".

          Section 1.03. PURCHASE PRICE. The purchase price to be paid by Purchaser for the Shares shall be as follows:

          (a) with respect to the Shares being purchased by the Company from the Trust, $1,000,000 (I.E., $1.00 per Share) (the "Trust Purchase Price"); and

          (b) with respect to the Shares being purchased by the Company from Uhlenhop, an amount equal to $1,000,000 (I.E., $1.00 per Share) (the "Uhlenhop Purchase Price"); PROVIDED, HOWEVER that Uhlenhop hereby expressly directs the Company to pay to Von Hoffmann Corporation (formerly named "Von Hoffmann Press, Inc."), and Von Hoffman Corporation hereby accepts, an amount equal to $797,375.49 (the "Note Repayment Amount") of the Uhlenhop Purchase Price, which Note Repayment Amount equals the outstanding principal amount of, and the unpaid and accrued interest through June 20, 2002 on, that certain Non-Recourse Secured Promissory Note, dated as of May 22, 1997 (the "Note"), from Uhlenhop to Von Hoffmann Corporation (as successor to the original beneficiary thereof). The directed payment of the Note Repayment Amount set forth above shall be applied by the Company and Von Hoffmann Corporation, as directed by Uhlenhop above, to fully discharge and satisfy all of Uhlenhop's obligations under the Note. The amount equal to the Uhlenhop Purchase Price less the Note Repayment Amount shall hereinafter sometimes be referred to as the "Uhlenhop Delivered Purchase Price."

          Section 1.04. CLOSING DELIVERIES BY SELLERS. At the Closing, each Seller shall deliver or cause to be delivered to the Purchaser upon receipt of the Trust Purchase Price and the Uhlenhop Delivered Purchase Price, as applicable:

          (a) stock certificates evidencing such Seller's shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form reasonably satisfactory to Purchaser and with all required stock transfer tax stamps, if any, affixed; and

          (b) a receipt for an amount equal to the Trust Purchase Price, in the case of the Trust, and the Uhlenhop Delivered Purchase Price, with an acknowledgement that Uhlenhop has directed the Note Repayment Amount be paid by the Company to Von Hoffmann Corporation to satisfy and discharge the Note, in the case of Uhlenhop.

          Section 1.05. CLOSING DELIVERIES BY PURCHASER. At or prior to the Closing, Purchaser shall deliver or cause to be delivered:

          (a) to the Trust, an amount equal to the Trust Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Trust; and

          (b) to Uhlenhop, (i) an amount equal to the Uhlenhop Delivered Purchase Price by wire transfer of immediately available funds to an account designated in writing by Uhlenhop, and (ii) the Note marked cancelled and satisfied in full.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          Section 2.01. REPRESENTATIONS AND WARRANTIES OF SELLERS. Each Seller, severally and not jointly, represents and warrants to Purchaser as follows:

          (a) This Agreement has been duly executed and delivered by such Seller.

          (b) Assuming due execution and delivery of this Agreement by Purchaser, this Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against it in accordance with its terms.

          (c) Such Seller has the full legal capacity and authority to execute and deliver this Agreement and perform its obligations hereunder.

          (d) No consent, approval, authorization or filing with any persons or entities on such Seller's part was or is required in connection with such Seller's execution or delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents as have been obtained or would not have a material adverse effect on such Seller's obligations hereunder or any such consent, approval, authorization or filing under the Shareholders' Agreement or from the Company or its affiliates as to which such Seller makes no representation.

          (e) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) in the case of the Trust, conflict with or result in any breach of any provision of the trust agreement of the Trust, or (ii) result in a violation or breach of, or constitute a default under, any material agreement to which such Seller is a party.

          (f) Immediately prior to the transactions contemplated hereby, such Seller was the sole record holder and the sole beneficial owner of, and has good and valid title to, the Shares set forth opposite such Seller's name on Schedule I hereto; and such Shares were owned by such Seller at such time free and clear of any and all liens, pledges, charges, agreements, options, security interests or other encumbrances or claims of any kind whatsoever consented to or created by such Seller other than, with respect to Uhlenhop, those set forth in the Pledge and Security Agreement which will be terminated effective as of the Closing pursuant to Section 5.3 below.

          (g) The Shares being sold by such Seller hereunder constitutes all of the shares of common stock of the Company beneficially owned by such Seller or any of its respective affiliates, other than, in the case of Uhlenhop, employee stock options granted to Uhlenhop by the Company.

          (h) Such Seller is an "accredited investor" (as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended) and by reason of its business and financial experience, it has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of, and protecting its own interests in connection with, the proposed sale of its Shares hereunder. Such Seller is fully satisfied with the Trust Purchase Price, in the case of the Trust, or the Uhlenhop Purchase Price, in the case of Uhlenhop, and such applicable purchase price is all that such Seller is or will be entitled to receive for the Shares if is selling hereunder.

          Section 2.02. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser severally represents and warrants to each Seller as follows:

          (a) Purchaser has all the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

          (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser.

          (c) Assuming due execution and delivery of this Agreement by each Seller, this Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          (d) No consent, approval, authorization or filing with any persons or entities on the part of Purchaser was or is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (e) Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Purchaser or (ii) result in a violation or breach of, or constitute a default under, any material agreement to which Purchaser is a party.

          (f) None of DLJ Merchant Banking Partners II, L.P. (including certain of its "affiliates" (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934) that are stockholders of the Company, "DLJMB"), the Company or any of its subsidiaries has received in the last 60 days a bona fide written offer or, to DLJMB's, the Company's or any of its subsidiaries' knowledge, any other offer, that would result in (i) a "Change in Control" (as such term is defined in the indenture governing Von Hoffmann Corporation's 10-1/4% Senior Notes due 2009) pursuant to which the stockholders of the Company would receive in excess of $1.00 per share for their shares of common stock of the Company, or (ii) the receipt by the Company or any other party for any of the Company's common stock in excess of $1.00 per share.

          Section 2.03. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in this Article II shall survive the Closing Date and shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of any such parties.

                                   ARTICLE III

                                   CONDITIONS

          Section 3.01. CONDITIONS TO OBLIGATIONS OF PURCHASER. The obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to the condition that, at or prior to the Closing Date:

          (a) This Agreement shall have been signed by each Seller obligating and committing it to sell to Purchaser the Shares to be sold to Purchaser hereunder, and each Seller shall, at the Closing, deliver to Purchaser all of the Shares to be sold by it and each Seller shall in addition fully comply with the terms and provisions hereof.

          (b) An amendment to the Shareholders' Agreement, which, among other things, deletes Article II from the Shareholders' Agreement, shall have been signed by each Seller, DLJMB and ZSVH II, L.P., and such Amendment shall be effective at or before the Closing Date.

          (c) All of the terms, covenants and conditions of this Agreement to be complied with or performed by each Seller at or before the Closing Date shall have been duly complied with or performed.

          (d) Uhlenhop shall have executed an Amended and Restated Employment Agreement with the Company and Von Hoffmann Corporation and an Amendment No. 3 to his Special Stock Option Grant Agreement, each on terms reasonably satisfactory to the Company and Von Hoffmann Corporation.

          (e) The representations and warranties of each Seller set forth in
     Section 2.01 hereof shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. The provisions of this paragraph (e) shall be self-executing, and each Seller, by having closed the sale of its stock hereunder, shall be deemed conclusively to have certified at Closing that all such representations and warranties were true in all material respects on and as of the Closing Date.

          Section 3.02. CONDITIONS TO OBLIGATIONS OF SELLERS. The obligations of each Seller under this Agreement to Purchaser are, at the option of each such Seller, subject to the condition that, at or before the Closing Date:

          (a) All the terms, conditions and covenants of this Agreement to be complied with and performed by Purchaser at or before the Closing Date shall have been duly complied with and performed, including the payment of the consideration to be paid by Purchaser to such Seller as contemplated by
     Section 1.04 hereof.

          (b) Purchaser shall have delivered to each such Seller on or prior to the Closing Date an executed copy of this Agreement.

          (c) The Company and Von Hoffmann Corporation shall have executed an Amended and Restated Employment Agreement with Uhlenhop on terms reasonably satisfactory to Uhlenhop; and Holdings shall have executed an Amendment No. 3 to Uhlenhop's Special Stock Option Grant Agreement on terms reasonably satisfactory to Uhlenhop.

          (d) The representations and warranties of Purchaser set forth in
     Section 2.02 hereof shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date. The provisions of this paragraph (d) shall be self-executing, and Purchaser, by having closed the sale of stock hereunder, shall be deemed conclusively to have certified at Closing that all such representatives and warranties are true in all material respects on and as of the Closing Date.

                                   ARTICLE IV

                                    EXPENSES

          Section 4.01. EXPENSES. Each Seller shall pay its own expenses and costs, including, without limitation, all counsel fees and transfer taxes, and Purchaser shall pay its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

                                    ARTICLE V

                                  MISCELLANEOUS

          Section 5.01.   MUTUAL RELEASES.

          (a) Each of Uhlenhop and the Trust for itself and its respective affiliates, heirs, successors and assigns, hereby irrevocably and unconditionally releases, acquits, exonerates and forever discharges each of the Company and DLJMB, and each of their respective members, officers, directors, managers, employees, affiliates, shareholders, partners, agents, representatives, or any of them, from any and all claims, liabilities, causes of action, demands, controversies, suits, damages, expenses, sums of money and/or judgments of any kind or nature, both legal and equitable, whether known or unknown, suspected or unsuspected, or accrued or unaccrued, which are in any way connected with or in respect of, or which may have arisen or may hereafter arise between the parties under, this Agreement (including, without limitation, in connection with sale and purchase of the Shares hereunder), except, as contemplated by Section 2.03 hereof, with respect to the representations and warranties contained in Section
2.02 hereof.

          (b) Each of the Company, in its own capacity and as Purchaser, and DLJMB for itself and its respective affiliates, heirs, successors and assigns, hereby irrevocably and unconditionally releases, acquits, exonerates and forever discharges each of Uhlenhop and the Trust, and each of their respective members, officers, directors, managers, employees, affiliates, shareholders, partners, agents, representatives, or any of them, from any and all claims, liabilities, causes of action, demands, controversies, suits, damages, expenses, sums of money and/or judgments of any kind or nature, both legal and equitable, whether known or unknown, suspected or unsuspected, or accrued or unaccrued, which are in any way connected with or in respect of, or which may have arisen or may hereafter arise between the parties under, this Agreement (including, without limitation, in connection with sale and purchase of the Shares hereunder), except (i) with respect to the representations by the Sellers in Section 1.01 that the Shares are being delivered free and clear of liens, ETC., or (ii) as contemplated by Section 2.03 hereof, with respect to the representations of the Sellers set forth in Section 2.01(a) hereof.

          Section 5.02. SATISFACTION OF NOTE. Immediately upon the consummation of the transactions contemplated hereby, and without any further action required by any of the parties hereto, the Note shall be deemed to be fully satisfied and paid in full by Uhlenhop, and discharged by the Company, and such Note shall have no further force or effect.

          Section 5.03. PLEDGE AND SECURITY AGREEMENT. Immediately upon the consummation of the transactions contemplated hereby, that certain Pledge and Security Agreement, dated as of May 22, 1997 (as the same may have been amended, the "Pledge and Security Agreement"), between Uhlenhop and Von Hoffmann Corporation (formerly named Von Hoffmann Press, Inc. and the successor to the original beneficiary thereunder) shall be terminated in all respects and have no further force or effect and all security interests and liens granted thereunder shall be released.

          Section 5.04. SUCCESSORS AND ASSIGNS. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

          Section 5.05. ENTIRE AGREEMENT. This Agreement constitutes the complete understanding and agreement among the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

          Section 5.06. APPROVALS AND CONSENTS. Each Seller hereby agrees, for itself, its heirs and legal representative(s), at any time and from time to time after the Closing Date, upon request of the Company, as Purchaser, to execute and deliver such further instruments and documents, to take such other actions as may be reasonably required to more effectively carry out the intent and purposes of this Agreement and the transactions contemplated hereby.

          Section 5.07. NOTICES. All notices, requests, demands and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, or if given by telex or other telegraphic means, to such party at his or its address set forth on EXHIBIT B hereto. Any such notice shall for all purposes of this Agreement be deemed to have been given, and received by the addressee, on the date of such personal delivery or telex or telegraphic notice or five (5) days after any such mailing thereof.

          Section 5.08. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          Section 5.09. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, including the remainder of the provision held invalid, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

          Section 5.10. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          Section 5.11. HEADINGS. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or inference shall be derived therefrom.

                      [signatures appear on following page]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

                                     SELLER:
                                     /s/ Robert A. Uhlenhop
                                     ----------------------------------
                                     Robert A. Uhlenhop

                                     SELLER:

                                     Robert A. Uhlenhop
                                     1998 Irrevocable Trust, dated
                                     January 27, 1998

                                     By: /s/ Marsha A. Uhlenhop
                                        -------------------------------
                                         Marsha A. Uhlenhop
                                         Trustee

                                     By: /s/ James D. Eckhoff
                                        -------------------------------
                                         James D. Eckhoff
                                         Trustee

                                     PURCHASER:

                                     VON HOFFMANN HOLDINGS INC.


                                     By: /s/ Peter Mitchell
                                        ----------------------------------------
                                        Name: Peter Mitchell
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                     Agreed and Acknowledged for the purposes
                                     of Sections 1.03(b), 1.05(b)(ii), 5.02 and
                                     5.03

                                     VON HOFFMANN CORPORATION
                                     (formerly named Von Hoffmann Press, Inc.)


                                     By: /s/ Peter Mitchell
                                        ----------------------------------------
                                        Name: Peter Mitchell
                                        Title: Senior Vice President and
                                               Chief Financial Officer

                                     Agreed and Acknowledged for purposes of
                                     Sections 2.02(e) and 5.01 hereof only:

                                     DLJ MERCHANT BANKING PARTNERS II, L.P.

                                     By: DLJ MERCHANT BANKING II,
                                         INC., Managing General Partner


                                     By: /s/ Michael Isikow
                                         ---------------------------------------
                                         Name: Michael Isikow
                                         Title: Principal

                                    EXHIBIT A

    ===================================================================
                 STOCKHOLDER               SHARES OF COMMON STOCK
    ===================================================================
      Robert A. Uhlenhop                           1,000,000
    -------------------------------------------------------------------

      Robert A. Uhlenhop Irrevocable               1,000,000
      Trust Dated 1/27/98
    ===================================================================
      TOTAL                                        2,000,000
    ===================================================================

                                    EXHIBIT B


ADDRESS OF EACH SELLER:

                  Uhlenhop:         Robert A. Uhlenhop
                                    6 Claycrest Drive
                                    St. Louis, MO 63131


                  Trust:            Robert A. Uhlenhop Irrevocable Trust
                                    6 Claycrest
                                    St. Louis, MO 63131


ADDRESS OF THE COMPANY, AS PURCHASER:

                                    Von Hoffmann Holdings Inc.
                                    1000 Camera Avenue
                                    St. Louis, MO 63126
                                    Attn: Chief Financial Officer


ADDRESS OF DLJMB:

                                    DLJ Merchant Banking Partners II, Inc.
                                    11 Madison Avenue
                                    16th Floor
                                    New York, New York 10010
                                    Attn:  Thompson Dean
                                           David F. Burgstahler